Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of XL Capital Ltd (Form S-8) of our report, on the consolidated financial statements of NAC Re Corporation as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, dated February 3, 1999 except for
Note 15, as to which the date is February 15, 1999 incorporated by reference in the Annual Report on Form 10-K of XL Capital Ltd for 1999 filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP
New York, New York
September 14, 2000